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                                                                 EXHIBIT 10.2.11

                             CHARMING SHOPPES, INC.
                   RESTRICTED STOCK AWARD PLAN FOR ASSOCIATES

1. PURPOSE. The purpose of this Restricted Stock Award Plan for Associates (the "Plan") is to assist Charming Shoppes, Inc. (the "Company") and its subsidiaries in attracting, retaining, and rewarding associates, by enabling such associates to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such associates and the Company's shareholders, and providing such associates with an increased incentive to expend their maximum efforts for the success of the Company's business. To accomplish this purpose, the Plan provides for discretionary awards of rights to receive shares of Common Stock, $.10 par value per share ("Common Stock"), issuable at the end of specified periods, and subject to a risk of forfeiture and other conditions (including no entitlement to actual dividends, although dividend equivalents will be paid) during such specified periods ("Restricted Stock").

2. ADMINISTRATION.

        (a) Authority of the Committee. The Plan shall be administered by a committee (the "Committee") consisting of the Chief Executive Officer of the Company, and such other officers of the Company as the Board of Directors (the "Board") or Compensation Committee of the Board may from time to time designate. The Committee shall have authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

               (i) to select associates to whom Restricted Stock shall be awarded;

               (ii) to determine the number of shares of Restricted Stock to be awarded, the terms and conditions of such Restricted Stock (including, but not limited to, waivers and accelerations of the lapse of restrictions), and all other matters to be determined in connection with Restricted Stock;

               (iii) to adopt, amend, suspend, waive, and rescind such rules and regulations, prescribe the form of each agreement evidencing Restricted Stock (an "Agreement"), which need not be identical for each Participant, and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

               (iv) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan, rules and regulations, any Agreement, and any other document hereunder; and

               (v) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

        (b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries, associates awarded Restricted Stock which has not yet been settled ("Participants"), and any person claiming any rights under the Plan from or through any Participant, except that the Board or the Compensation Committee thereof may take action within a reasonable time after any such Committee action superseding or overruling such Committee action. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate to officers or managers of the Company or any subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan, to the extent permitted under applicable law.

        (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary or any agent or professional assisting in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.
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3. STOCK SUBJECT TO PLAN; MAXIMUM ANNUAL AWARD. The total number of shares of
Common Stock reserved and available for issuance in settlement of Restricted Stock under the Plan shall be 200,000, subject to adjustment as provided in
Section 9(b) of the Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares; provided, however, that if, at the time shares of Common Stock are to be issued to a Participant in settlement of Restricted Stock, the Common Stock is designated for quotation in the Nasdaq National System or listed on a national securities exchange, such Participant has become a director or executive officer of the Company, and, therefore, such Participant's acquisition of Common Stock originally issued by the Company would be subject to the requirement of shareholder approval under applicable Nasdaq National System or exchange rules, the shares to be issued to such Participant in settlement of the Restricted Stock shall consist only of treasury shares then held by the Company. If an award of Restricted Stock is forfeited, the shares subject to such award will again be available for awards of Restricted Stock under the Plan.

4. ELIGIBILITY. Any person who is, at the date Restricted Stock is to be awarded to such person (the "Date of Award"), an associate employed by the Company or any subsidiary of the Company shall be eligible for an award of Restricted Stock, except that a person who is, at the Date of Award, a director or executive officer of the Company shall not be eligible for such award of Restricted Stock.

5. AWARDS OF RESTRICTED STOCK. The Committee may award Restricted Stock to an associate who is eligible under Section 4, subject to the terms of the Plan. Restricted Stock shall be subject to the terms of a Restricted Stock Agreement executed by the Company and the Participant. The Restricted Stock Agreement, the initial form of which is shown in Exhibit A attached hereto, shall contain such terms and conditions not inconsistent with the Plan as the Committee may from time to time approve (which terms and conditions may vary from those set forth in Exhibit A), subject to the following:

        (a) Consideration for Restricted Stock. Awards of Restricted Stock shall be made for the general purposes set forth in Section 1 of the Plan, in order to secure the benefits of the Participant's continued service to the Company during the period the award is outstanding. A Participant shall not be required to pay any cash consideration or other tangible or definable consideration for the Restricted Stock, nor may a Participant choose to receive other compensation in lieu of Restricted Stock awarded hereunder. Awards shall be granted in the discretion of the Committee, and no negotiation shall take place between the Company and any Participant as to the amount, timing, or other terms of an award of Restricted Stock hereunder.

        (b) Restrictions Generally; Restricted Period. Restricted Stock granted under the Plan shall be subject to the to the risk of forfeiture under Section 5(c) and restrictions on transferability under Section 5(d) until the expiration of the period specified under Section 5(b) and 5(c) (the "Restricted Period"). The Restricted Period shall begin at the Date of Award of the Restricted Stock and shall expire, as to one-third of the number of shares of such Restricted Stock (rounded to the nearest whole number of shares or including any fractional share calculated to at least three decimal places, as determined by the Committee) awarded to the Participant, at the close of business on each of the first, second, and third anniversaries of the Date of Award; provided, however, that the expiration of the Restricted Period applicable to such Restricted Stock shall be automatically accelerated in the circumstances and to the extent specified in Section 5(c) or in the event of a Change of Control as specified under Section 8, and the Committee may otherwise, in its discretion, accelerate the expiration of the Restricted Period applicable to any Restricted Stock.

        (c) Termination of Participant's Employment. During the applicable Restricted Period, if there occurs a termination of Participant's employment immediately after which he or she is not a full or part-time employee of the Company or any subsidiary, the following provisions relating to, in some cases, acceleration of the expiration of the Restricted Period applicable to such Participant's Restricted Stock and, in other cases, forfeiture of such Restricted Stock, shall apply:

               (i) Death, Disability, and Retirement. In the event termination of employment results from the Participant's death, Disability (as defined below), or normal retirement at age 65 or thereafter ("Normal Retirement") or early retirement at or after age 60 and prior to age 65 with the consent of the Company pursuant to any retirement plan ("Early Retirement"), the Restricted Period applicable to the Participant's Restricted Stock shall expire at the time of such termination. For purposes of the Plan, the existence of a "Disability" shall be determined by, or in accordance with criteria and standards adopted by, the Committee.
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               (ii)  Termination of Employment for the Convenience of the
                     Company. In the event termination of employment results from an involuntary termination of the Participant for the convenience of the Company, other than a termination for "Cause" (as defined below), any Restricted Period that would have expired on the next anniversary of the Date of Award after such termination shall be accelerated so as to expire at the date of such termination, but any Restricted Stock the Restricted Period of which is not so accelerated and has not expired by the date of such termination shall be forfeited. For purposes of the Plan, "Cause" shall mean the Participant's neglect, refusal, or failure to fulfill his or her employment duties and responsibilities, other than for reasons of sickness, accident, or other similar causes beyond the Participant's control. Factual determinations regarding whether a Participant has engaged in such neglect, refusal or failure and has therefore been terminated for "Cause" shall be made in the sole judgment of the Committee.

               (iii) Other Terminations of Employment. In the event of
                     termination of the Participant's employment voluntarily by the Participant, involuntarily by the Company for Cause, or for any reason other than those specified in Sections 5(c)(i) and (ii) above, any Restricted Stock the Restricted Period of which has not expired at the date of such termination shall be forfeited.

        (d) Nontransferability. During the applicable Restricted Period, Restricted Stock and all rights relating thereto shall not be transferable or assignable by a Participant, other than by will or the laws of descent and distribution, and any right relating to Restricted Stock may be exercised, during the lifetime of the Participant, only by the Participant or his or her guardian or legal representative. In addition, during the applicable Restricted Period such Restricted Stock shall not be pledged, hypothecated, or otherwise encumbered in any way or subject to execution, attachment, or similar process, except with the express written consent of the Committee.

        (e) Dividend Equivalents. A participant shall be entitled to receive dividends equivalents in respect of Restricted Stock, as follows:

               (i) Relating to Regular Cash Dividends. If the Company declares and pays any regular quarterly cash dividend or distribution on Common Stock, the record date of which is prior to the expiration of the Restricted Period applicable to a Participant's Restricted Stock, the Company shall pay to the Participant, as promptly as practicable after the payment date of such dividend or distribution, a cash amount equal to the amount of cash actually paid as a dividend or distribution per share of Common Stock multiplied by the number of the shares of such Restricted Stock.

               (ii) Relating to Extraordinary Stock Dividends and Stock Splits. If the Company declares and pays a dividend or distribution in the form of Common Stock payable on Common Stock, or their occurs a forward stock split of the Common Stock, the record date of which is prior to the expiration of the Restricted Period applicable to a Participant's Restricted Stock, the Company shall credit to the participant a number of shares of additional Restricted Stock (which may either include any fractional share, provide for cash in lieu of any fractional share, or round off any such fractional share to the nearest whole share without payment of cash in lieu thereof, as determined by the Committee) equal to the number of shares of Common Stock or distributed as a result of the stock split per share of Common Stock multiplied by the number of shares of such Restricted Stock.

               (iii) Relating to Other Extraordinary Dividends. If the Company
                     declares and pays an extraordinary dividend or distribution in the form of cash or other property (other than Common Stock) payable on Common Stock, the record date of which is prior to the expiration of the Restricted Period applicable to a Participant's Restricted Stock, the Company shall, in accordance with the determination of the Committee prior to the payment date for such dividend or distribution, either
                     (A) pay to the Participant, as promptly as practicable after the payment date of such dividend or distribution, a cash amount equal to the amount of cash actually paid, plus the fair market value at such record date of any property other than Common Stock actually paid, as a dividend or distribution per share of Common Stock multiplied by the number of shares of such Restricted Stock of the Participant, (B) distribute to the Participant, as promptly as practicable
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                     after the payment date of such dividend or distribution,
                     property of the type and in the amount distributed in respect of one share of Common Stock for each share of such Restricted Stock of the Participant, or (C) credit to such Participant, as of the payment date for such dividend or distribution, the aggregate amount that would have been payable under (A) above, which amount shall not be paid directly but shall instead be deemed to be reinvested, as of the dividend or distribution payment date, in a number of shares of additional Restricted Stock (which may either include any fractional share, provide for cash in lieu of any fractional share, or round off any such fractional share to the nearest whole share without payment of cash in lieu thereof, as determined by the Committee) determined by dividing such aggregate amount by the Fair Market Value (as defined below) per share of Common Stock on the dividend or distribution payment date.

               (iv) Restrictions Applicable to Restricted Stock Resulting from Stock Dividends or Stock Splits. Additional shares of Restricted Stock credited under Section 5(e)(ii) or (iii) will be subject to the same Restricted Period (including forfeiture conditions under Section 5(c) and nontransferability conditions under Section 5(d)) as applied to the Restricted Stock with respect to which such additional shares were credited. No such additional Restricted Stock will be credited to a Participant in respect of Restricted Stock forfeited under Section 5(c) on or before the payment date for the dividend or distribution.

        A Participant shall not be entitled to receive actual dividends in respect of Restricted Stock prior to the issuance of Common Stock in settlement thereof.

        (f) Definition of Fair Market Value. "Fair Market Value" as of a given date means the closing sale price of Common Stock reported in the table entitled "Nasdaq National Market Issues" or any successor table in the Wall Street Journal (or, if Common Stock is then principally traded on a national securities exchange, in the table reporting composite transactions for such exchange) for such date or, if no shares of Common Stock were traded on that date, on the next preceding day on which there was such a trade.

6. SETTLEMENT. Restricted Stock not forfeited under Section 5(c) shall be settled by issuance and delivery, on the date on which the Restricted Period applicable to such Restricted Stock expires or as promptly as practicable thereafter, to the Participant, of a number of shares of Common Stock equal to the number of shares of such Restricted Stock. The Committee may, in its discretion, make delivery of shares hereunder by depositing such shares into an account maintained for the Participant (or of which the Participant is a joint owner, with the consent of the Participant) established in connection with the Company's Employee Stock Purchase Plan or another employee stock purchase or dividend reinvestment plan providing for investment in Common Stock and under which the Participant's rights are similar in nature to those under a stock brokerage account. If the Committee determines to settle Restricted Stock by making a deposit of shares into such an account, the Committee may settle any fractional share by means of such deposit, but the Committee may instead pay cash in lieu of fractional shares in any settlement of Restricted Stock as to which the Committee determines that such deposit of fractional shares is not practicable, and in no event will the Company in fact issue fractional shares. Upon settlement of Restricted Stock, all obligations of the Company in respect of such Restricted Stock award shall be terminated.

7. WITHHOLDING. The Company and any subsidiary may deduct from any payment to be made to a Participant any amount that federal, state, local, or foreign tax law requires to be withheld with respect to the settlement of Restricted Stock. At the election of the Committee, the Company may withhold from the shares of Common Stock to be delivered upon expiration of the Restricted Period that number of shares having a Fair Market Value, at the date such Restricted Period expired, equal to the amount of such withholding taxes.

8. CHANGE OF CONTROL PROVISIONS.

        (a) Acceleration of Expiration of Restrictions. Upon the occurrence of a Change of Control after the grant of Restricted Stock and while such Restricted Stock is outstanding, the Restricted Period applicable to such Restricted Stock shall immediately expire.

        (b) Definitions of Certain Terms. For purposes of this Plan, the following definitions shall apply:
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               (i)   "Beneficial Ownership" and Related Terms. "Beneficial
                     Owner," "Beneficially Owns," and "Beneficial Ownership" shall have the meanings ascribed to such terms for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, except that, for purposes of this Section 8, "Beneficial Ownership" (and the related terms) shall include Voting Securities that a Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise, regardless of whether any such right is exercisable within 60 days of the date as of which Beneficial Ownership is to be determined.
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               (ii)  "Change of Control." "Change of Control" means and shall be deemed to have occurred if

                     (A) any Person, other than the Company or a Related Party, acquires directly or indirectly the Beneficial Ownership of any Voting Security of the Company and immediately after such acquisition such Person has, directly or indirectly, the Beneficial Ownership of Voting Securities representing 20% or more of the total voting power of all the then outstanding Voting Securities; or

                     (B) those individuals who as of January 1, 1995 constitute the Board or who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of January 1, 1995 or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

                     (C) the shareholders of the Company approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by the Company (a "Transaction"), or consummation of such a Transaction if shareholder approval is not obtained, other than a Transaction which would result in the holders of Voting Securities having at least 80% of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least 60% of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such Transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered; provided, however, a Change of Control shall not be deemed to have occurred if the Committee shall have determined, by action taken prior to the approval of the Transaction by shareholders or consummation of the Transaction if shareholder approval is not obtained, that such Transaction shall not constitute a Change of Control for purposes of all Restricted Stock then outstanding under the Plan, which determination, if made with respect to a Transaction, shall not be deemed to constitute a determination with respect to any subsequent Transaction; or

                     (D) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in Related Parties owning or acquiring more than 50% of the assets owned by the Company immediately prior to the transaction.

               (iii) "Person." "Person" shall have the meaning ascribed for purposes of Section 13(d) of the Exchange Act and the rules thereunder.

               (iv) "Related Party." "Related Party" means (A) a majority-owned subsidiary of the Company; or (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (C) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities; or
                     (D) if, prior to any acquisition of a Voting Security which would result in any Person Beneficially Owning more than 10% of any outstanding class of Voting Security and which would be required to be reported on a Schedule 13D or an amendment thereto, the Board approved the initial transaction giving rise to an increase in Beneficial Ownership in excess of 10% and any subsequent transaction giving rise to any further increase in Beneficial Ownership; provided, however, that such Person has not, prior to obtaining Board approval of any such transaction, publicly announced an intention to take actions which, if consummated or successful (at a time such Person has not been deemed a "Related Party"), would constitute a Change of Control.

               (v) "Voting Securities." "Voting Securities" means any securities of the Company which carry the right to vote generally in the election of directors.
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9. GENERAL PROVISIONS.

        (a) Compliance With Legal and Other Requirements. The award and settlement of Restricted Stock and other obligations of the Company under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Common Stock upon the expiration of any Restricted Period until completion of any required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Common Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as the Company may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

        (b) Adjustments. In the event that the Committee shall determine that any extraordinary dividend or distribution (whether in the form of cash, Common Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate to carry out the purposes of the Plan and to prevent dilution or enlargement of the rights of Participants under the Plan (after taking into account any dividend equivalents paid or credited and/or Restricted Stock credited under Section 5(e) to Participants as a result of such transaction or event), then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued under Section 3 in connection with Restricted Stock, and (ii) the number and kind of shares of Common Stock issuable in respect of then outstanding Restricted Stock. For purposes of the Plan, the term "Common Stock" shall include any security that may be substituted or resubstituted for Common Stock pursuant to this Section 9(b).

        (c) No Right to Continued Employment. Neither the Plan nor any action taken hereunder, including the award of Restricted Stock, will be construed as giving any associate the right to be retained in the employ of the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company or any of its subsidiaries to terminate any associate's employment at any time.

        (d) No Rights to Participate; No Shareholder Rights. No Participant or employee will have any claim to participate in the Plan, and the Company will have no obligation to continue the Plan. An award of Restricted Stock will confer on the Participant none of the rights of a shareholder of the Company (including no rights to vote or receive dividends or distributions) until the expiration of the Restricted Period applicable to such Restricted Stock, and then only to the extent that such Restricted Stock has not otherwise been forfeited by the Participant.

        (e) Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of Participants; provided, however, that, without the consent of an affected Participant, no such action shall materially and adversely affect the rights of such Participant with respect to outstanding Restricted Stock.

        (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the Pennsylvania Business Corporation Law, to the extent applicable, other laws (including those governing contracts) of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

10. EFFECTIVE DATE AND TERMINATION OF PLAN. The Plan shall become effective on January 26, 1995. Unless earlier terminated by the Board under Section 9(e), the Plan shall terminate at such time as no shares of Common Stock remain available for delivery under the Plan and no Restricted Stock previously awarded under the Plan remains outstanding.
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ADOPTED BY THE BOARD OF DIRECTORS:  JANUARY 26, 1995